UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2007

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 29, 2007 STAAR Surgical Company ("STAAR") completed its acquisition of all of the interests in Canon Staar Co. Inc. ("Canon Staar") held by Canon Inc. and Canon Marketing Japan Inc. (collectively, the "Canon Parties"), in accordance with a Share Purchase Agreement between STAAR and the Canon Parties dated October 25, 2007 (the "Share Purchase Agreement"). As a result of the acquisition Canon Staar has become a wholly owned subsidiary of STAAR renamed "STAAR Japan, Inc."

When STAAR originally filed this Current Report on Form 8-K (the "Form 8-K") on January 4, 2008, it indicated that financial information and any pro forma financial information required under Item 9.01 would be filed by amendment to the Form 8-K no later than 71 days after the date on which the Form 8-K was originally required to be filed.

STAAR has determined that no financial information or pro forma financial information is required to be filed under Item 9.01. STAAR is filing this Amendment No. 1 to the Form 8-K to amend Item 9.01 accordingly.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

None required.

(b) Pro Forma Financial Statements

None required.

d) Exhibits

Exhibit No. 10.65

Share Purchase Agreement dated October 25, 2007 by and between Canon Marketing Japan Inc. and Canon Inc. as Sellers and STAAR Surgical Company as Buyer (incorporated by reference to Exhibit 10.65 to the Company's Current Report on Form 8-K filed with the Commission on October 31, 2007).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

March 13, 2008	By:	Deborah Andrews

Name: Deborah Andrews
Title: Vice President and Chief Financial Officer